EXHIBIT 10.7


                       SUPPLEMENTAL BRIDGE LOAN AGREEMENT

         SUPPLEMENTAL BRIDGE LOAN AGREEMENT (the "Agreement") dated as of January 31, 2001, by and between UNITED SHIPPING & TECHNOLOGY, INC., a Utah corporation (the "Company"), TH Lee.Putnam Internet Partners, LP, a Delaware limited partnership, TH Lee.Putnam Internet Parallel Partners, LP, a Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company (together, the "Investors" and each a "Investor").

                                    RECITALS:

         o Whereas, the Company and the Investors have entered into a Bridge Loan Agreement dated as of January 4, 2001 (the "First Agreement"; all capitalized terms used herein but not otherwise defined shall have the meanings set forth in the First Agreement) pursuant to which, among other things, the Investors were granted an option to lend the Company up to $1,500,000 in exchange for a convertible bridge note in the form attached hereto as Appendix A (the "Second Note"); and

         o Whereas, the Investors desire to lend funds to the Company on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

         1. Loan/Note(s). The Investors agree to lend to the Company the sum of $1,500,000, evidenced by the delivery to the Investors as of the date hereof of the Second Note. Interest on the Second Note shall be payable at maturity in immediately available funds or, subject to the shareholder consent set forth in
Section 10 of the First Agreement having been obtained, at the option of the Investors, in Series D Preferred of the Company, valued at the Conversion Price. The Second Note may be converted into Series D Preferred or other stock of the Company, in accordance with the terms of the Second Note. Shares of Series D Preferred of the Company issuable pursuant to the Second Note, are hereinafter sometimes collectively referred to as the "Shares."

         2. Repayment. Unless otherwise converted, all outstanding principal and accrued interest on the Second Note shall be due and payable on July 4, 2001.

         3. Investor Mandatory Conversion. The Investors may at any time, upon written notice to the Company, require conversion of all or any portion of the Second Note into Series D Preferred (or other stock of the Company as set forth in the Second Note) at the Conversion Price set forth in such Second Note, plus all accrued interest.

         4. Representations and Warranties of the Company. The Company represents and warrants to the Investors that this Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by an authorized officer of the Company, and the valid and binding agreement of the Company, subject, as to



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enforcement or remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All corporate action necessary for the authorization, issuance, and delivery of the Note has been taken on or prior to the date hereof.

         5. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

                  (a) This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

                  (b) Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Investor further acknowledges having had access to information about the Company that it has requested. Investor has received and carefully reviewed the following of the Company's filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: Report on Form 10-KSB for the fiscal year ended July 1, 2000; Proxy Statement dated July 13, 2000, relating to Special Shareholders meeting; Report on Form 10-QSB for the fiscal quarter ended September 30, 2000; Proxy Statement dated December 22, 2000 in connection with Annual Meeting of Shareholders to be held on January 19, 2001; S-3 Registration Statement filed March 1, 2000 and amendments thereto dated August 18, 2000, September 10, 2000 and prospectuses filed pursuant to Rule 424B, dated September 12, 2000 and December 18, 2000. Investor further acknowledges:

                           (i) that Investor has knowledge and experience in
                  financial and business matters such that Investor is capable of evaluating the merits and risks of prospective investment in the Notes and the Shares and is able to bear such risks; and

                           (ii) that Investor understands that purchase of the
                  Notes and investment in the Shares involves a high degree of risk, but believes that the investment is suitable for Investor based upon Investor's objectives and financial needs, and Investor has adequate means for providing for Investor's current financial needs and contingencies, and has no need for liquidity of investment with respect to the Notes or the Shares.

                  (c) The Shares will be acquired for investment purposes for the account of Investor, and not with a view to or in connection with the resale or distribution of any part thereof.

                  (d) Investor understands that the Shares will not be registered under the Act, on the ground that the sale provided for in this Agreement is exempt from registration under of the Act, and that the reliance of the Company on such exemption is predicated in part on Investor's representations set forth in this Agreement. Investor understands that



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         the Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act; that the Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

                  (e) It is understood that each certificate representing the Shares, and any other securities issued in respect of the any of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. EXCEPT IN CONNECTION WITH SALES UNDER RULE 144 PROMULGATED UNDER THE ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (f) The legend set forth above shall be removed by the Company from any certificate evidencing Shares or upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legend security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares; and if such legend is removed based upon the availability of SEC Rule 144 for such transfer or sale, such removal may be conditioned upon compliance by the holder of the Shares or upon evidence of compliance with Rule 144.

                  (g) Investor is an accredited investor as defined in SEC Regulation D.

         6. Other.

                  (a) This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by any party without the prior written consent of the other party.

                  (b) This Agreement, including the appendices attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any



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         and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

                  (c) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

                  (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) Nothing herein shall otherwise affect the rights and obligations of the relevant parties under the First Agreement.

         7. Conditions to the Issue of the Second Note. The issue of the Second Note hereunder shall be subject to the following:

                  (a) The Board of Directors of the Company shall have authorized the issuance of sufficient Series D Preferred (such stock having terms to be determined by mutual agreement between the Company and the Investors, but in any case not less advantageous and having no less priority than the Series C Convertible Preferred Stock of the Company) to enable conversion of the Second Note in accordance with its terms;

                  (b) The consent of General Electric Credit Corporation to the issuance of the Second Note on the terms set forth therein and in this Agreement shall have been obtained.


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


         IN WITNESS WHEREOF, the parties have executed this Bridge Loan Agreement as of the date first written above.

                             UNITED SHIPPING & TECHONOLOGY, INC.

                             By:   /s/ Wesley C. Fredenburg
                                   -----------------------------------
                                   Name:  Wesley C. Fredenburg
                                   Title: Secretary and General Counsel


                             TH LEE.PUTNAM INTERNET PARTNERS, L.P.

                             By:   TH Lee.Putnam Internet Advisors L.P.
                             Its:  General Partner

                             By:   /s/ Douglas Hsieh
                                   -----------------------------------
                                   Name:  Douglas Hsieh
                                   Title: Vice President


                             TH LEE.PUTNAM INTERNET PARALLEL PARTNERS, L.P.

                             By:   TH Lee.Putnam Internet Advisors L.P.
                             Its:  General Partner

                             By:   /s/ Douglas Hsieh
                                   -----------------------------------
                                   Name:  Douglas Hsieh
                                   Title: Vice President


                             THLi COINVESTMENT PARTNERS, LLC

                             By:   /s/ Douglas Hsieh
                                   -----------------------------------
                                   Name:  Douglas Hsieh
                                   Title: Vice President


                             BLUE STAR I, LLC

                             By:   /s/ Thomas H. Lee
                                   -----------------------------------
                                   Name: Thomas H. Lee
                                   Its:  Managing Member


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                                   APPENDIX A

                             CONVERTIBLE BRIDGE NOTE

$1,500,000

                                                          Minneapolis, Minnesota
                                                                January 31, 2001

         FOR VALUE RECEIVED, United Shipping & Technology, Inc., a Utah corporation, (the "Company"), promises to pay to the order of TH Lee.Putnam Internet Partners, LP, a Delaware limited partnership, TH Lee.Putnam Internet Parallel Partners, LP, a Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company (together, the "Holder"), at Holder's address specified in the Supplemental Bridge Loan Agreement of even date, or at such other place as Holder may designate in writing from time to time, the principal sum of one million five hundred thousand dollars ($1,500,000), in lawful money of the United States, together with interest, compounding quarterly from the date hereof on the unpaid principal balance outstanding from time to time, at the rate of eighteen percent (18%) per annum (calculated on the basis of the actual number of days elapsed and a 365-day year). Unless converted pursuant to
Section 3 hereof, all outstanding principal and accrued interest on this Note shall be due and payable on July 4, 2001.

         1. Bridge Loan Agreement. This Note has been issued pursuant to and is subject to the terms and provisions of a Supplemental Bridge Loan Agreement (the "Agreement"), dated as of the date hereof, between the Company and the Holder, and the Bridge Loan Agreement (the "First Agreement"), dated as of January 4, 2001, between the Company and the Holder, and this Note and the Holder are entitled to all the benefits provided for in the Agreement and the First Agreement. The provisions of the Agreement and the First Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

         2. Conversion. Prior to payment of the principal amount of this Note by the Company, this Note may be converted as follows:

                  (a) Conversion at the Option of the Holder. Subject to the Company having obtained the approval of its shareholders pursuant to
         Section 10 of the First Agreement, upon written notice to Company at any time, all or any portion of (i) the principal balance of and accrued interest on, and (ii) if any Event of Default has occurred, the amount of the liquidated damages set forth in Section 6(b) hereof in respect of, this Note may be converted, at the option of the Holder, into shares of the Company's Series D Convertible Preferred Stock ("Conversion Shares") or, at the Holder's option, any other shares in the capital of the Company available for issuance.

                  (b) Conversion Procedure. Upon receipt of a conversion notice from the Company, or upon notice of conversion by Holder, Holder shall surrender this Note against delivery of the Conversion Shares and payment of interest on the Note. The Note shall cease to bear interest on the date notice of conversion is given by the Company or



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

         Holder. The number of shares issuable upon conversion shall be equal to
         (i) the quotient of the amount converted, including accrued interest, and (ii) if an event of default has occurred, the amount of the liquidated damages set forth in Section 6(b) hereof, divided by the Conversion Price. As promptly as possible thereafter, the Company shall issue and deliver to the Holder a certificate representing the number of Conversion Shares into which this Note has been converted. Thereupon, this Note, or the portion hereof converted, shall be deemed to have been satisfied and discharged, and the Conversion Shares into which this Note shall be so converted shall be fully paid and nonassessable shares. In the event a conversion pursuant to Section 5(a) results in the issuance of a fractional share, the Holder shall receive, in lieu thereof, cash payment based upon the Conversion Price. If less than the entire principal balance of this Note is converted, the Company shall deliver to the Holder a new Note of like tenor for the unconverted principal balance.

                  (c) Conversion Price. The Conversion Price shall be the lesser of: (a) the average market price of the Company's stock as determined by the average closing price of the Company's Common Stock as reported by NASDAQ for five trading days prior to such conversion, or (b) a price 25% lower than the price per share at which the Company's Series D Convertible Preferred Stock, or the lowest price of any other voting stock of the Company issued subsequent to the date hereof, was sold to one or more third party investors.

                  (d) Adjustments. The Conversion Price and the number of shares into which the Note may be converted shall be appropriately adjusted to reflect any stock split, stock dividend, merger, reorganization, or similar action affecting the outstanding stock of the Company.

         3. Payment of Interest. Interest shall be payable at maturity or upon conversion of this Note pursuant to Section 3, if earlier, of this Note in immediately available funds or, at the Holder's option, in Conversion Shares converted at the Conversion Price

         4. Investment Intent. Neither this Note, the Common Stock of the Company, nor the Conversion Shares issuable upon conversion of this Note have been registered under the Securities Act of 1933, as a amended ("Securities Act"), or under applicable state securities laws. Other than pursuant to registration under federal and any applicable state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, neither this Note nor any Conversion Shares may be sold, pledged, or otherwise disposed of unless the Company has received from the transferee hereof such representations and agreements as the Company shall determine in its sole discretion may be necessary to permit such transfer, and the Company shall determine that such transfer will not violate applicable securities laws. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note or any Conversion Shares of the Holder's intention to do so, describing the manner of any proposed transfer. Within 30 days after receiving written notice, the Company shall notify the Holder as to whether such transfer may be effected and of the conditions to any such transfer.

         5. Event of Default.



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

                  (a) Definition. For the purposes of this Note, an Event of Default shall be deemed to have occurred if:

                           (i) the Company fails to pay when due and payable
                  (whether at maturity or otherwise) the full amount of interest then accrued on any Note or the full amount of any principal payment on any Note, and such failure to pay is not cured within ten business days after the occurrence thereof; or

                           (ii) a sale of the Company (and any of its
                  subsidiaries) occurs, including in one or more series of related transactions, pursuant to which a third party or parties acquire (i) a majority of the outstanding capital stock of the Company (whether by merger, consolidation, sale or transfer of any or all of the outstanding capital stock of the Company) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; or

                           (iii) any event of default or acceleration occurs or
                  is deemed to occur under any instrument evidencing or otherwise securing any debt of the Company and such event of default continues (whether consecutively or in the aggregate) for a period of ten business days.

                  (b) Payment Upon Event of Default. If, while this Note remains outstanding, any Event of Default (as defined above) occurs, the Holder shall be entitled to receive immediately upon any such Event of Default the entire outstanding principal amount of the note plus any accrued dividends, plus liquidated damages equal to two times the outstanding principal balance of this Note, plus all accrued and unpaid interest (if any). The parties hereby acknowledge and agree that the payment of such liquidated damages is a reasonable calculation of the Holder's lost profits and damages and is hereby agreed to by the parties in view of extreme difficulty of ascertaining actual damages by agreement of the parties at the time of any such Event of Default.

         6. Notices. All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; or by courier, in the case of the Company, to its corporate headquarters at 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, and in the case of the Holder, addressed to the address provided in the Agreement.

         7. Miscellaneous. This Note shall be governed by the law of the State of New York, without application of conflicts of law principles. This Note shall be binding upon, and enforceable in accordance with its terms against, the Company and its successors and assigns.

         8. Severability. If at the time of enforcement of this Note, a Court shall hold that any provision or rate or term stated herein is unreasonable under the circumstances then existing, the Company agrees that a provision deemed reasonable by the Court shall be substituted for such provision or rate or term and the Court shall be allowed to so revise such provision.

         9. Subordination. Any capitalized terms used in this Section and not otherwise defined in this Note shall have the meaning set forth in the Senior Credit Agreement.

         THE PROVISIONS OF THIS SECTION SHALL APPLY ONLY TO GENERAL ELECTRIC CAPITAL CORPORATION ("GE") AS AGENT FOR THE LENDERS UNDER THE SENIOR CREDIT AGREEMENT AND SHALL NOT APPLY TO ANY ASSIGNEE OR SUBSTITUTE FOR GE UNDER THE SENIOR CREDIT AGREEMENT, OR ANY OTHER PARTY ENTERING INTO ANY OTHER CREDIT AGREEMENT WITH THE COMPANY.

         Notwithstanding anything in this Note to the contrary, all indebtedness evidenced by this Note shall be subordinate and junior to the Senior Debt. The Company shall not make and the Holder shall not be permitted to ask, demand, sue for or receive, by setoff, or otherwise, any payment hereunder; provided, that so long as no Event of Default (as defined in the Senior Credit Agreement) exists or would be caused thereby, the Company may pay and the Holder may receive, regularly scheduled interest payments pursuant to this Note. After the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company payable or distributable to the holders of Senior Debt, until this Note shall be paid in full, and as between the Company and the Holder, any such payment by virtue of the subrogation herein provided for shall be deemed to be a payment by the Company on account of this Note. No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms, provisions and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to the creditors of the Company or readjustment of the obligations and indebtedness of the Company, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the indebtedness evidenced by this Note, or the application of the assets of the Company to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of the Company's business, or upon the sale of all or substantially all of the Company's assets, then, and in any such event (i) the Lenders shall be entitled to receive payment in full of any and all of the Senior Debt then owing prior to the payment of all or any part of the indebtedness evidenced by this Note, and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the indebtedness evidenced by this Note shall be paid or delivered directly to Agent, for the benefit of itself and the Lenders, for application on any of the Senior Debt, due or not due, until such Senior Debt shall have first been fully paid and satisfied. In order to enable Agent to enforce its rights hereunder in any of the aforesaid actions or proceedings, Agent is hereby irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of the Holder such proofs of claim against the Company on account of the indebtedness evidenced by this Note as Agent may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Debt. the Holder irrevocably authorizes and empowers Agent, for the benefit of itself and the Lenders, to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquittance therefor and to file claims and take such other actions, in Agent's own name or in the name of the

Holder or otherwise, as Agent may deem necessary or advisable for the enforcement of this Note; and the Holder will execute and deliver to Agent, for the benefit of itself and the Lenders, such powers of attorney, assignments and other instruments or documents, including notes (together with such assignments or endorsements as Agent shall deem necessary) as may be requested by Agent in order to enable Agent to enforce any and all claims upon or with respect to any or all of the indebtedness evidenced by this Note and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the indebtedness evidenced by this Note, all for Agent's own benefit. Following payment in full of the Senior Debt, the Lenders will remit to the Holder, to the extent of each of its interests therein, all dividends or other payments or distributions paid to and held by it in excess of the Senior Debt.

         Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Holder which is required to be paid to Agent, for the benefit of itself and the Lenders, under the terms hereof, the Holder will forthwith deliver the same to Agent, for the benefit of itself and the Lenders, in precisely the form received (except for the endorsement without recourse or the assignment without recourse of the Holder where necessary) and, until so delivered, the same shall be held in trust by the Holder as the property of the Agent, for the benefit of itself and the Lenders.

         The provisions of this Note are for the benefit of Agent and Lenders and may be enforced directly by such entities against the Holder. The Holder acknowledges and agrees, by acceptance hereof, that Agent and Lenders have relied upon and will continue to rely upon the subordination provided for herein in making the extensions of credit to the Company. The Holder hereby waives notice of or proof of reliance hereon.

         The holders of Senior Debt may at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided herein or the obligations hereunder of the Holder to such holders (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Debt, or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Debt or any instrument evidencing the same (including, without limitation, the Senior Credit Agreement), (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior Debt, or amend or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Debt, (iii) exercise or refrain from exercising any rights against the Company and any other person, and (iv) apply any sums from time to time received to the Senior Debt.

         The provisions of this Section shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Senior Credit Agreement or Senior Debt, or (ii) any other circumstances that might otherwise constitute a defense available to, or a discharge of Holder.

         The subordination provisions contained in this Section are solely for the benefit of the holders of Senior Debt and may not be rescinded, canceled, amended or modified in any way without the prior written consent thereto of such holders.

         The provisions of this Section shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         11. Definitions. When used herein the following terms shall have the following meanings:

         "Senior Debt" shall mean all amounts due and payable under the Senior Credit Agreement and any guaranty thereof, whether outstanding as of the date of this Note or incurred after this Note, including, without limitation, all principal, interest, prepayment premiums, fees and expenses incurred under the Senior Credit Agreement and any guaranty thereof. Without limiting the foregoing, Senior Debt includes interest accruing after the commencement of bankruptcy proceedings by or against The Company, regardless of whether allowed by the court.

         "Senior Credit Agreement" shall mean the Credit Agreement dated as of September 24, 1999, among Velocity Express, Inc. f/k/a UST Delivery Systems, Inc., General Electric Capital Corporation, as a lender and as agent ("Agent") for certain other lenders (collectively, the "Lenders"), and the other Credit Parties signatory thereto, and all renewals, extensions, refinancings, refundings, amendments and modification thereof.


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


         IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer; on the day and year first above written.

                                    UNITED SHIPPING & TECHNOLOGY, INC.


                                    By: ________________________________________
                                            Chief Executive Officer

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY WHOSE AUTHORIZED OFFICER HAS SIGNED THIS NOTE ABOVE.


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